SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act


                          APRIL 16, 2005
        -------------------------------------------------
                (Date of Earliest Event Reported)


                  AMERICAN STELLAR ENERGY, INC.
       ----------------------------------------------------
      (Exact Name of Registrant as Specified in its Charter)

          Nevada                    000-27715               88-0441332
----------------------------   ----------------------  ----------------------
(State or other jurisdiction  (Commission File Number) (IRS Employer I.D. No.)
   of incorporation)

            2162 Acorn Court, Wheaton, Illinois  60187
       ----------------------------------------------------
             (Address of Principal Executive Offices)

                         (630) 462 - 2079
       ----------------------------------------------------
                 (Registrant's Telephone Number)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of (IRS Employer I.D. No.) the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




         SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01   Entry into a Material Definitive Agreement

MATERIAL AGREEMENTS REGARDING OIL & GAS PROPERTIES

Agreement Regarding Sale of Working Interest in "Corsicanna" Farmout Leases
---------------------------------------------------------------------------

On August 31, 2005, we entered into a Purchase Agreement with RPMJ Corporate Communications, LTD and 658111 B.C. LTD, both companies of British Columbia, Canada (the "Purchasers"). The agreement contemplated the sale of rights obtained by American Stellar from Spartan General Partners (now Texas MOR) in February of 2004, of 1,000 acres of held-by-production leases in the Corsicanna Field, Navarro County, Texas (the "Farmout") with the right to drill and earn a 45% undivided working interest. In the agreement, we agreed to sell our 45% working interest, which includes three producing oils wells delivering a 33.3% net revenue interest, in our Farmout leases to the purchasers for $175,000 with all payments to be made by October 20, 2005. The agreement also obligated the Purchasers to enter into an operating agreement with Armen Energy, Inc. or its designee. Our Chief Executive Officer holds a minority interest in Armen Energy. We completed the transaction on September 15, 2005, the day on which we received the last payments from the Purchaser totaling $165,000, discounted for early payment.

The description of the transaction is qualified in its entirety by reference to the Purchase Agreement filed as Exhibit 10.2 to this Report.


Assignment of the "Hill Property" to American Stellar; Agreement Regarding
---------------------------------------------------------------------------
Sale of the "Hill Property"
--------------------------

In January, 2005 we paid $11,700 to acquire additional oil and gas property in Navarro Texas, called the "Hill Property" consisting of 15.5 acres of leases, delivering between all of the working interest holders a 100% interest with a proportionately divided 75% Net Revenue Interest. The acquisition was not the subject of a written agreement and was assigned to us on April 16, 2005. The assignment of the property is discussed under Item 2.01. Our interest equaled a 45% working interest and a 33.75 net revenue interest. There were no producing oil wells on the property at the time of the purchase.

On November 1, 2005, we signed a Purchase Agreement with Future Quest Nevada Inc., whereby Future Quest agreed to purchase our 45% working interest (equals a 33.75 net revenue interest) in the Hill Property for a purchase price of $37,000 and we agreed to transfer all of our right, title and interest to the property to Future Quest which included a re-completed well with about 3 barrels per day of production. We received payment in full on November 7, 2005.

The description of the transaction above is qualified in its entirety by reference to both the Assignment and the Purchase Agreement filed as Exhibits
10.1 and 10.3 to this Report.

As of November 7, 2005, we no longer owned any working interest in any oil and gas properties.

MATERIAL AGREEMENTS REGARDING MINERAL PROPERTIES

In May of 2005 we entered into a series of agreements calculated to result in the addition of mining operations to our existing operating activities. These agreements included the acquisition of our 97% owned Mexican domiciled subsidiary, and various agreements granting that subsidiary the option to acquire mining concessions in Chihuahua, Mexico as well as joint venture agreements with other non-related entities.


Option Agreements to Acquire Amermin S.A. DE C.V.
-------------------------------------------------

On May 16, 2005, we exercised an option to acquire a 97% working interest in Amermin S.A. de C.V. ("Amermin"), a mining company in Chihuahua, Mexico, by making initial cash payments towards the purchase of La Currita mining concessions and one other mining project. The options were the subject of two separate agreements each dated May 14, 2005:

     . The first option is between American Stellar Energy and Amermin in which Amermin grants us an irrevocable option to acquire 49% share ownership of Amermin through our investment in one more mining projects in Mexico.

     . The other option is between American Stellar Energy and Ramiro Trevizo Ledezma, a principal in Amermin, to acquire his 48% position in Amermin though our investment in one or more mining projects.

The results of the exercise of these options is

     .  American Stellar's 97% ownership of Amermin,
     . Amermin becoming our 97% subsidiary, and . the inclusion of mining activities to our existing operations to be conducted through the Amermin subsidiary.

The description of this transaction is qualified in its entirety by reference to the two agreements filed as Exhibit 10.4 and 10.5 to this Report.


Agreement re: La Currita Mining Concessions
-------------------------------------------

On May 16, 2005, we exercised options to acquire Amermin through our investment in the Currita mining concessions which deemed us to be an investor in the required one or more mining projects. As a result we became 97% owner of Amermin and a party to the agreement between Amermin and Minera Tres De Mayo S.A. de C.V. dated May 12, 2005. The agreement granted Amermin, our subsidiary, the right to purchase 100% of the assets and concession rights in property in Chihuahua, Mexico known as "La Currita". La Currita is a set of 3 mineral concessions including 4 mines and a 150 ton a day flotation mill for processing ore. The total purchase price is $1.2 million of which we have paid $275,000 with 18 monthly installments due of $50,000 each. We will lose our rights to this property should we fail to make two consecutive payments. The mill currently processes 80 tons of gold/silver per day with varying consistency.

The description of the transaction contained herein is qualified in its entirety by reference to the Mining, Exploration, Exploitation and Purchase Option Agreement filed as Exhibit 10.6 to this Report.


Option Agreement and Joint Venture Agreement re: San Miguel Concessions in
--------------------------------------------------------------------------
Chihuahua Mexico
----------------

On May 16 of 2005, we also became a party through Amermin to an option agreement with Compania Minera Navojoa S.A. de C.V. to purchase 100% of the rights to 12 mineral concessions located in Chihuahua, Mexico known as "San Miguel". We paid $10,000 to enter into this option. Development of this concession is contingent on the results of a title search. Under the agreement we agreed to pay $700,000 for the 12 mineral concessions: $300,000 at execution of a formal purchase agreement, and $100,000 at 6 month intervals until paid in full. The title search was completed and we have paid $150,000 of the first $300,000 with the balance of $150,000 due upon the completion and execution of the formal purchase agreement. Our first $100,000 payment will be due 6 months from the execution of the formal purchase agreement.

The description of the transaction contained herein is qualified in its entirety by reference to the Promissory Agreement filed as Exhibit 10.7 to this Report.

Joint Venture Agreement between Amermin and Minas de Topago S.A. DE C.V.
------------------------------------------------------------------------

In June 2005, through our subsidiary Amermin, we paid $100,000 to enter into an option agreement with Minas de Topago S.A. de C.V. on "La Millionaire", a set of four mineral concessions on 2,162 acres in Chihuahua, Mexico. The option agreement allows us to enter a joint venture to earn a 60% interest in La Millionaire once we spend an additional $350,000 within 7 years over the initial $100,000 to put the property into production. Once La Millionaire is in production, we will receive 100% of the profits until our original $450,000 investment has been repaid. After that, we participate at a rate of 60%. If we fail to make the required investment by the end of the 7 year period, we may lose our interest in La Millionaire and forfeit all payments.

The description of the transaction contained herein is qualified in its entirety by reference to the Joint Venture Agreement filed as Exhibit 10.8 to this Report.

Option and Joint Venture with Paramount Gold Mining Company
-----------------------------------------------------------

On August 3, 2005, Amermin entered into an option agreement with Paramount Gold Mining Corp. ("Paramount") for the sale of up to a 70% interest in the San Miguel mining concessions. Paramount made an initial payment to us of $50,000 for the option to acquire a 35% interest in the San Miguel concessions. Pending results of a title search, Paramount agreed to pay $250,000 to purchase a 25% interest in the concessions; a further payment of $100,000 will increase Paramount's interest to the 35%. To maintain its interest, Paramount is required to make a yearly payment of $50,000 or an equivalent value of its shares, on the anniversary date of the agreement. Paramount may increase its interest in San Miguel to 55% once certain conditions are met: it spends $1,000,000 on exploration and development, and issues us 700,000 of its restricted shares. Paramount has the further option to increase is interest to 70% by spending an additional $1.5 Million over and above the $1,000,000 spent on exploration and development within 30 months and through the issuance of an additional 200,000 shares. The option to finalize this agreement was extended to November 30, 2005 and Paramount has exercised the option and paid us $250,000 on December 1, 2005.

Under the agreement, Paramount has the right to process ore at our La Currita Mill at a minimum rate of 75 tons per day and pay a processing fee to us equal to actual milling costs per ton plus 10% of the net smelter proceeds. Any revenues, net of operating costs, derived from mining ore at San Miguel groupings, will be divided between us and Paramount based on each partners proportionate interest at the time. So long as Paramount pursues exploration of the property it will be deemed to be the operator; if it does not pursue exploration, it will no longer be the operator but will retain its interest.

The description of the transaction contained herein is qualified in its entirety by reference to the Letter Agreement between Paramount and American Stellar and its extension filed as Exhibits 10.9 and 10.10 to this Report.



                SECTION 2 - FINANCIAL INFORMATION


Item 2.01   Completion of Acquisition or Disposition of Assets


COMPLETION OF ACQUISITION/DISPOSITION OF OIL PROPERTIES

Completion of Acquisition of Hill Field Oil Lease
-------------------------------------------------

On April 16, 2005, we were assigned a 45% working interest in 15.5 acres in Navarro County Texas, by Randy Holifield owner of the subject leasehold. Mr. Holifield executed an Assignment of Oil, Gas and Mineral Lease in favor of:

                                  Working Interest     Net Revenue Interest
      ------------------------------------------------------------------------
      American Stellar Energy, Inc.    45%                   33.75%
      KoKo Petroleum, Inc.             45%                   33.75%
      Armen Energy, LLC                10%                    7.5%
                                     ------                ----------
                                      100%                   75%

The assignor also reserved an overriding net revenue interest of 5%. KoKo Petroleum is also a 45% working interest owner of the Corsicanna properties. Our purchase price in the transaction was $11,700. Armen Energy is a company in which our CEO holds a minority interest.

The description of the transaction contained herein is qualified in its entirety by reference to the Assignment filed as Exhibit 10.1 to this Report.

Completion of Disposition of Oil Field Assets - Hill Property
-------------------------------------------------------------

On November 4, 2005, we sold our Hill leases to Future Quest Nevada, Inc. for $37,000. We received payment from Future Quest on November 7, 2005. At such time we ceased any working interest obligations and ceased receiving any revenues from production which was approximately 3 barrels of oil a day at the time of the disposition.

The description of the transaction contained herein is qualified in its entirety by reference to the Purchase Agreement filed as Exhibit 10.3 to this Report.

Completion of Disposition of Oil Field Assets - Corsicanna Field
----------------------------------------------------------------

We completed the disposition of our 45% working interest in the farmout leases in Corsicanna Field with three producing oil wells. The transaction was completed on September 15, 2005 for an aggregate purchase price of $165,000 which we discounted from the agreed upon $175,000 for early payment and was completed in accordance with a purchase agreement with RPMJ Corporate Communications, LTD and 658111 B.C. LTD, both companies of British Columbia, Canada (the "Purchasers"). We ceased receiving revenues from oil production as of that date and all obligations under our working interest also ceased.

The description of the transaction contained herein is qualified in its entirety by reference to the Purchase Agreement filed as Exhibit 10.2 to this Report.

COMPLETION OF ACQUISITION OF MINING PROPERTIES

Completion of Acquisition of La Currita
---------------------------------------

On June 25, 2005 we completed our acquisition of the La Currita property, a set of 3 mineral concessions: (Sulema 2, El Rosario and La Curra) including 4 mines and a 150 ton a day flotation mill for processing ore in Chihuahua Mexico. The total purchase price is $1.2 million. Under the agreement (discussed in Item 1.01 above) we were required to pay $126,000 in two payments on or before June 25, 2005 to acquire our rights to the property subject to certain obligations. The completion of the acquisition has triggered those obligations which are discussed below under Item 2.03.

The description of the transaction contained herein is qualified in its entirety by reference to the Mining, Exploration, Exploitation and Purchase Option Agreement filed as Exhibit 10.6 to this Report.


Completion of Acquisition of San Miguel Mining Concessions Subject to
----------------------------------------------------------------------
Execution of a Formal Purchase Agreement; Completion  of Disposition of 25%
---------------------------------------------------------------------------
Interest in those Concessions to Paramount
------------------------------------------

As of December 1, 2005, we completed the first step in the acquisition of the San Miguel properties, a set of 12 mineral concessions in Chihuahua, Mexico, with the payment of $150,000 to the concessionaire. This payment was made with the understanding that the balance of the initial payment of $300,000 (or $150,000) would be made upon completion and execution of a formal purchase agreement between parties. The San Miguel groupings are approximately 800 acres and consist of Santa Clara, Las Tres S.S.S., San Luis, El Carmen, Swanick, Sangre De Cristo, Las Tres B.B.B., Guadalupe De Los Reyes, San Juan, El Rosario, San Miguel (head of group) and Empalme. The acquisition triggered certain obligations discussed below under Item 2.03 and also allowed us to complete the sale of 25% of our interest in the San Miguel Properties to Paramount Gold Mining Corp in accordance with our joint venture agreement with them. Paramount paid $300,000 total ($50,000 deposit and $250,000 once the title search was complete) to acquire its 25%. Paramount will acquire an additional 10% for $100,000 bringing its ownership to 35% in the San Miguel concessions. It can also further increase its interest up to 70% as discussed in Item 1.01 above.

The description of the transaction contained herein is qualified in its entirety by reference to Promissory Agreement filed as Exhibit 10.7 to this Report, the Letter Agreement between Paramount and American Stellar filed as
Exhibit 10.9 to this Report, and its extension filed as Exhibit 10.10 to this Report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On May 16, 2005, as a result of our acquisition of Amermin as our 97% Mexican subsidiary, we became a party to an agreement to acquire a 100% interest in La Currita, three mineral concessions in Chihuahua Mexico which includes 4 mines and a 150 ton a day flotation mill for processing ore. The total purchase price is $1.2 million of which we have paid $275,000 with monthly installments due of $50,000 to be paid to the concessionaire, Minera Tres de Mayo S.A. de C.V. We will lose our rights to this property should we fail to make two consecutive payments. The mill currently processes 80 tons of gold/silver per day with varying consistency and is our main source of operating revenues. As of this date, the production revenues are not sufficient to service our debt.

On December 1, 2005 we secured out interest in the San Miguel group of mineral concessions though our payment of $150,000. We must pay the balance of the initial payment of $300,000 upon the completion and execution of a formal purchase agreement. We are also required to pay an additional $400,000 to the concessionaire, Minera Navojoa S.A. de C.V. over a two year period in 4 equal payments of $100,000 beginning six months from the date the formal purchase agreement is executed. We will lose our rights to the property if we fail to make the required payments. We have already sold a portion of that interest to Paramount, equaling 25%, and must maintain our right, title and interest in the property or be in default under our agreement with Paramount. Both our option agreement with the concessionaire and the letter agreement with Paramount are discussed under Item 1.01. We have no revenues from this property but may generate revenues should we or Paramount begin exploration and or mining operations. Future investments by Paramount in the property, and the $50,000 per year they are required to pay us, are not necessarily sufficient to service this debt.


          SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01   Exhibits and Financial Statements.

(c) Exhibits

Exhibit No.         Description
-----------       -----------

10.1              Assignment of Hill Property to American Stellar, dated
                  April 16, 2005
10.2 Purchase Agreement re: sale of Corsicanna Oil Lease Farmouts to RPMJ Corporate Communications, Ltd and 658111 B.C. Ltd, dated August 31, 2005
10.3 Purchase Agreement re: sale of Hill Property to Future Quest Nevada Inc., dated November 1, 2005.
10.4 Agreement American Stellar Energy & Ramiro Trevizo Ledezma re: acquisition of his 48% interest in Amermin S.A. de C.V., dated May 14, 2005
10.5              Agreement American Stellar & Amermin S.A. de C.V. dated
                  May 14, 2005 re: acquisition of stock equaling a 49% interest in Amermin
10.6 Mining, Exploration, Exploitation and Purchase Option Agreement between Amermin and Minera Tres de Mayo S.A. de C.V. re: La Currito concessions, Chihuahua Mexico, dated
                  May 12,  2005
10.7              Promissory Agreement between Amermin and Minera Navojoa S.A.
                  de C.V. - San Miguel Properties, Chihuahua Mexico - dated May 12, 2005
10.8 Joint Venture Agreement Amermin S.A. de C.V. and Minas de Topago S.A. de C.V., 4 mining concessions, dated June 9, 2005
10.9 Option Agreement on San Miguel re: purchase of 35% of American Stellar's interest in San Miguel concessions by Paramount Gold Mining Corporation, dated August 3, 2005
10.10             Extension of San Miguel purchase option dated September 15
                  2005

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 23, 2005                AMERICAN STELLAR ENERGY, INC.


                                 By: /s/ Francis R. Biscan, Jr.
                                 ____________________________________
                                     Francis R. Biscan Jr.
                                     Chief Executive Officer